Registration No. 333-169280

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

MEDORA CORP.
 (Name of small business issuer in its charter)

Nevada	5900	90-0582397
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7 Wareham Road
Kingston, Jamaica, WI
(876) 775-6074
(telephone number)
(Address and telephone number of principal executive offices and principal place of business)

National Registered Agents, Inc. of Nevada
1000 East William Street, Suite 204
Carson City, Nevada 89701
(800) 550-6724
(Name, address and telephone number of agent for service)

Copies to:
Gregg E. Jaclin, Esq.
Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, NJ 07726
Tel: (732) 409-1212
Fax: (732) 577-1188

Approximate date of proposed sale to public: From time to time after the effective date of this Registration Statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer		Accelerated filer	
Non-accelerated filer		Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

	Amount To Be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered	Per Share (2)	Offering Price	Fee (1)
Common Stock by Selling	27,054,600	$0.0015	$40,581.90	$4.71

    (1) This Registration Statement covers the resale by our selling shareholders of up to 27,054,600 shares of common stock previously issued to such selling shareholders.

    (2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price of the shares that were sold to our shareholders in a private placement memorandum. The price of $0.0015 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the Over-The-Counter Bulletin Board ("OTCBB") at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission ("SEC") is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS
Subject to completion, dated January 31, 2011

Medora Corp.
27,054,600 SHARES OF COMMON STOCK

    The selling security holders named in this prospectus are offering 27,054,600 shares of common stock offered through this prospectus.  We will not receive any proceeds from the sale of the common stock covered by this prospectus.

    Our common stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of common stock.  Common stock being registered in this registration statement may be sold by selling security holders at a fixed price of $0.0015 per share until our common stock is quoted on the OTCBB and thereafter at a prevailing market prices or privately negotiated prices or in transactions that are not in the public market. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority ("FINRA"), which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

    We do not consider our self a blank check company. We have no plans or intentions to be acquired by or to merge with an operating company, nor do we, nor any of our shareholders, have plans to enter into a change of control or similar transaction or to change our management.

    Our management or any affiliates of our company or our management have not been previously involved in the management or ownership of a development stage company that has not implemented fully its business plan, engaged in a change of control or similar transaction, or generated no or minimal revenues to date.

    Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 9 to read about factors you should consider before buying shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: January___, 2011

SUMMARY OF OUR OFFERING

Our Business

    We were incorporated in the State of Nevada on May 6, 2010. Our business plan is to engage in electronic commerce ("ecommerce") through our collective buying website. Our target focus is to provide significant discounts to our registered members by allowing them to buy group coupons for local restaurants, hotels, spas, tourist attractions and bars in Jamaica. To date, we have begun operations but have yet to generate any revenues and have reserved a domain name for the company at www.medoracorp.com. Our webmasters have begun designing our website.

    We are a development stage company and have begun business operations including but not limited to the development of our website, online server, hiring of employees, and locating businesses to offer their discounted products or services on our e-commerce website. However, we have not generated any revenues to this date.

    Our Company's business can be categorized as an e-commerce concept. Our business concept is such that we will offer a discount on a single product or service each day for a variety of cities in Jamaica. This deal is offered for sale to our registered members with a highly reduced price, often the member will have the opportunity to get 50 percent off or more from a product or service. In order to be able to obtain the highly discounted savings, we will need to have a minimum number of items that have to be sold before everyone can get the savings. Once the target threshold is met, the member pays for the product or service directly online and in turn will receive a voucher into their email mailbox that can be used during a specified period of time. In turn, we get a percentage of the revenues from the retailer that offered the deal.

    What we do is find local restaurants, spas, or other businesses that are willing to provide large discounts, provided that their name is spread to a number of registered members. Our Company advertises the business by offering the coupons online, and takes a percentage of the revenues from the retailer that offered the deal.

    At this time, we have no revenue and no significant assets. Our auditors have raised substantial doubt as to our ability to continue as a going concern. As of October 31, 2010, the Company has an accumulated deficit of $20,663, limited liquidity and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs for the next twelve month period. The Company's sole officer and director is unwilling to loan or advance any additional capital to the Company, except for the costs associated with the preparation and filing of reports with the Securities and Exchange Commission. The continuation of Medora as a going concern is dependent upon financial support from its stockholders, the ability of Medora to obtain necessary equity financing to continue operations, and the attainment of profitable operations. To meet our cash needs, from inception to date we have raised approximately $40,000 in a private placement offering, and as of October 31, 2010 we had $21,853 cash on hand. We believe we will need to raise $230,000 over the next 12 months to continue our business operations. These estimates may change depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources. At this time, we have no commitments for the funding necessary to continue in business for the next 12 months. Please refer to our Management Discussion and Analysis of Financial Condition and Results contained herein for a more detailed description.

    We maintain our statutory registered agent's office at Nevada Corporate Headquarter, 101 Convention Center Drive, Suite 700 Las Vegas, Nevada 89109. Our mailing address and business office is located at 7 Wareham Road, Kingston, Jamaica, West Indies. Our telephone number is 876-775-6074. Craig McKenzie, our president, supplies this office space on a rent-free basis.

The Offering

Common stock offered by selling security holders	27,054,600 shares of common stock. This number represents 43.62% of our current outstanding common stock (1).

Common stock outstanding before the offering	62,054,600

Common stock outstanding after the offering	62,054,600 common shares as of January 31, 2011.

Terms of the Offering	The selling security holders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering

The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect.

Use of proceeds	We are not selling any shares of the common stock covered by this prospectus.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See "Risk Factors" beginning on page 9.

 (1)             Based on 62,054,600 shares of common stock issued as of January 31, 2011.

Selected Financial Data

    The following financial information is a summarization of the more complete historical financial information at the end of this prospectus.

As of October 31, 2010 (Unaudited)	As of July 31, 2010 (Audited)

Balance Sheet Total Assets Total Liabilities	$ $	21,853 (1,540)	$ $	28,259 (4,275)
Total Stockholder's Equity		$20,313		$23,984

		For the Three Months Ended October 31, 2010 (Unaudited)		For the Period from May 6, 2010 (inception) to July 31, 2010 (Audited)
Statement of Expenses Revenue Total Expenses	$ $	-0- 16,554	$ $	-0- 4,110
Net Loss		$16,554		$4,110

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

Risks associated with Medora Corp.

    1. There is a going concern and uncertainty for us to be an ongoing business for the next twelve months. We may not generate sufficient revenue for the next twelve months to continue our business operations.

    As of October 31, 2010, we had working capital of $20,313, but have not generated revenues since inception. Our auditors have raised substantial doubt that we will be an ongoing business for the next twelve months. As of the date of this prospectus, we have commenced business operations but have not yet generated any revenues.

    2. We lack an operating history. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

    We were incorporated in May 6, 2010 and have commenced business operations but have not yet generated any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flows is dependent upon:

* * * *

our ability to facilitate sales between businesses selling a product or service and our registered members;
our ability to locate businesses who will sell to our registered members their products or service;
our ability to attract registered members who will buy our products or service;
our ability to generate revenues through the sale of products and services offered to our registered members;

*	our ability to successfully market our products and services;
*	our ability to hire individuals who can successfully assist us in implementing our business plan;
*	our ability to conduct business in light of competition;
*	our ability to update our website to meet rapid changes in technology; and
*	our ability to facilitate sales between the businesses and the registered members who purchase their highly discounted product or service.

    Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating sufficient revenues to be profitable. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues may cause us to suspend or cease operations.

    3. We have no businesses offering their goods and services and we cannot guarantee we will ever have any. Even if we obtain businesses offering goods or services, there is no assurance that we will make a profit.

    We have no businesses offering their goods and services. We have not identified any businesses offering their goods and services and we cannot guarantee we ever will have any businesses. Even if we obtain businesses offering their goods and services, there is no guarantee that we will be able to locate our registered members who will buy our products. If we are unable to attract enough businesses to offer their products or service at a highly discounted rate to offer to our registered members, or enough registered members to buy the products from us, our website will not operate profitably and we will have to suspend or cease operations.

    4. Because we are a developing company and do not have much capital, we must limit marketing our services to potential businesses and registered members. As a result, we may not be able to attract enough registered members to operate profitably. If we do not make a profit, we may have to suspend or cease operations.

    Because we are a developing company and do not have much capital, we must limit marketing our products. The sale of our products via our website is how we will initially generate revenues. Because we will be limiting our marketing activities, we may not be able to attract enough registered members to buy or businesses to sell products to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

    5. Because our sole officer and director will only be devoting limited time to our Company, our operations may be sporadic which may result in periodic interruptions or suspensions of operations. This activity could prevent us from attracting businesses s and registered members and result in a lack of revenues that may cause us to suspend or cease operations.

    At this time we have commenced business operations but have not yet generated any revenues. Our sole officer and director, Craig McKenzie, will only be devoting limited time to our operations. Mr. McKenzie will be devoting approximately 15 hours per week of his time to our operations. Because our sole officer and director will only be devoting limited time to our Company, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

    6. Because our management does not have prior experience in the marketing of products or services via the Internet, we may have to hire individuals. If we cannot afford the expense of hiring individuals we may have to suspend or cease operations.

    Because our management does not have prior experience in the marketing of products or services via the Internet, we may have to hire additional experienced personnel to assist us with our operations. If we need the additional experienced personnel and we cannot afford to hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely.

    7. Because we have only one officer and director who has no formal training in financial accounting and management, who is responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

    We have only one officer and director. He has no formal training in financial accounting and management, however, he is responsible for our managerial and organizational structure which will include assessment and preparation of our disclosure controls and procedures and internal controls over financial reporting under the Sarbanes Oxley Act of 2002. While Mr. McKenzie has no formal training in financial accounting matters, he has been preparing the financial statements that have been included in this prospectus. When our disclosure controls and procedures and internal controls over financial reporting under the Sarbanes Oxley Act of 2002 referred to above are implemented, he will be responsible for the administration of them. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment.

    8. If Craig McKenzie, our president and sole director, should resign or die, we will not have a chief executive officer which could result in our operations being suspended or ceasing entirely. If that should occur, you could lose your investment.

    Craig McKenzie is our sole officer and director. We are extremely dependent upon him to conduct our operations. If he should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment.

    9. A permanent loss of data or a permanent loss of service on the Internet will have an adverse affect on our operations and will cause us to cease doing business.

    Our operations depend entirely on the Internet.  If we permanently lose data or permanently lose Internet service for any reason, be it technical failure or criminal acts, we will have to cease operations and you will lose your investment.

    10. If we are unable to meet the rapid changes in technology, our services, technology and systems may become obsolete.

    Due to the costs and management time required to introduce new services and enhancements, we may not be able to respond in a timely manner to avoid becoming uncompetitive. To remain competitive, we must meet the challenges of the introduction by our competitors of new services using new technologies or the introduction of new industry standards and practices. Additionally, the website developers we use to support our technology may not provide the level of service we expect or may not be able to properly market our r products or services on commercially reasonable terms or at all.

    11. There are a number of competitors in the online coupon industry and some of them have been operating for quite some time.

    Large amounts of funds have been already invested in research and development by coupon/discount corporations that are reflected in the numerous product lines available today. The coupon industry, particularly the hard copy version is usually distributed in newspapers as Free Standing Inserts and by mail. Any of which, could collectively or singularly turn their interests toward our business model and bring them directly into competition with Medora Corp.

    Should that competition decide to engage in a marketing battle with Medora Corp., the competitors' actions could have a highly negative impact on Medora Corp., including the severe reduction of potential revenues or the removal of Medora Corp. from the marketplace.

    12. None of Medora Corp`s technology or business model particulars is proprietary.

    The barriers to entry in Medora Corp`s business segment are low. The technology required to commence operations for any potential competitor are available off-the-shelf and the costs of such hardware and software are not onerous. The business model, with few exceptions, is not new and can be readily adopted by those with a basic knowledge of the coupon industry and mid-level technology.

    13. Our business could grow faster than our infrastructure. We may not have the necessary resources or available funds to maintain operations which may have an adverse effect on our business.

    It is possible that our business could grow much faster than our infrastructure and available resources. Businesses offering their goods and services and registered members and consumers could lose confidence during the time it takes for our business to expand and adjust which may have an adverse effect on our business operations.

Risks Relating To Our Common Stock

    14. Because our Chief Executive Officer and sole Director owns approximately 56.40% of our issued and outstanding common stock, he can exert significant influence over corporate decisions that may be disadvantageous to minority shareholders.

    As of January 31, 2011, our Chief Executive Officer and sole director owns approximately 56.40% of our issued and outstanding shares of common stock. Such ownership grants him control over the Company, such ownership is sufficient to permit him to determine the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations, the sale of all or substantially all of our assets, and a change in control. The interests of our Chief Executive Officer may differ from the interests of our other shareholders and thus may result in corporate decisions that are disadvantageous to our other shareholders.

    15. We arbitrarily determined the price of the shares of our common stock to be sold pursuant to this prospectus and such price may not reflect the actual market price for the shares.

    The initial fixed offering price of $0.0015 per share of common stock offered by us under to this Prospectus was determined by us arbitrarily. The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. The price may not be indicative of the market price, if any, for the common stock that may develop in the trading market after this offering. The market price for our common stock, if any, may decline below the initial public price at which the Shares are offered. Moreover, recently the stock markets have experienced extreme price and volume fluctuations which have had a negative impact on smaller companies. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management's attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

    16. Additional issuances of our securities may result in immediate dilution to existing shareholders.

    We are authorized to issue up to 100,000,000 shares of common stock, $0.00001 par value per share, of which 62,054,600 shares of common stock are currently issued and outstanding. Our Board of Directors has the authority to cause us to issue additional shares of common stock. We may, in the future, issue shares in connection with financing arrangements or otherwise. Any such issuances will result in immediate dilution to our existing shareholders' interests, which will negatively affect the value of your shares.

    17. Currently, there is no public market for our common stock, and there is no assurance that any public market will ever develop or that our common stock will be quoted for trading and, even if quoted, that a viable, liquid market with low volatility will develop.

    Currently, our common stock is not listed on any public market, exchange, or quotation system. Although we are taking steps to enable our common stock to be publicly traded, a market for our common stock may never develop. We currently plan to apply for quotation of our common stock on the OTCBB upon the effectiveness of the registration statement of which this Prospectus forms a part. However, our common stock may never be traded on the OTCBB or even if traded, a viable public market may not materialize. Even if we are successful in developing a public market, there may not be enough liquidity in such market to enable shareholders to sell their Shares. If our common stock is not quoted on the OTCBB or if a viable public market for our common stock does not develop, investors may not be able to re-sell the Shares, rendering the same effectively worthless and resulting in a complete loss of their investment.

    We are planning to identify a market maker to file an application with the Financial Industry Regulatory Authority, Inc. ("FINRA") on our behalf so that we may quote our shares of common stock on the OTCBB (which is maintained by the FINRA) commencing upon the effectiveness of our registration statement of which this Prospectus is a part. We cannot assure you that such market maker's application will be accepted by the FINRA. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether any market for our common stock will develop or of the price at which our common stock will trade. If the application is accepted, we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

    In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for the common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be fixed at $0.0015 per share until such time as our common stock becomes traded on the OTCBB. However, our shares may not become traded on the OTCBB or another exchange. In addition, prices for our common stock may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of the Company, and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

    18. Because we will be subject to "penny stock" rules once our shares are quoted on the OTCBB, the level of trading activity in our stock may be reduced.

    Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on NASDAQ). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their Shares.

USE OF PROCEEDS

    We will not receive any proceeds from the sale of the shares of common stock in this offering. All proceeds from the sale of the shares of common stock will be received by the selling shareholders.

DETERMINATION OF OFFERING PRICE

    The price of the shares has been arbitrarily determined by our board of directors. We selected the $0.0015 price for the sale of our shares of common stock. The prices at which the shares of common stock covered by the prospectus may actually be sold will be $0.0015 per share of common stock until such time as our common stock becomes traded on the OTCBB. However, our shares may not ever be traded on the OTCBB or any other exchange.

PLAN OF DISTRIBUTION

    There is currently no market for any of our shares and we cannot give assurance that the shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop. If a public market does develop for our securities it may not be sustained.

    There are forty-two (42) selling shareholders. They may be deemed underwriters. They may sell some or all of their common stock in one or more transactions, including block transactions:

    on such public markets or exchanges, as the common stock may from time to time be trading;
    in privately negotiated transactions;
    through the writing of options on the common stock;
    in short sales; or
    in any combination of these methods of distribution.

    The sales price to the public is fixed at $0.0015 per share until such time as the shares of our common stock become traded on the OTCBB operated by the Financial Industry Regulatory Authority or another exchange. Our common stock may never be traded on the OTCBB or another exchange. If our common stock becomes quoted on the OTCBB or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

    The market price of our common stock prevailing at the time of sale;
    A price related to such prevailing market price of our common stock; or
    Such other price as the selling shareholders determine from time to time.

    In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. This process usually take approximately between four (4) and twelve (12) weeks. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.0015 until a market develops for the stock. We have not yet engaged a market maker to apply for quotation on the OTCBB on our behalf.

    If our common stock becomes listed on the OTCBB it will have an affect on our liquidity. Our liquidity may be negatively impacted by the significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.

    Additionally, our stock is a penny stock. Burdens are imposed upon broker-dealers by penny stock requirements that may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

    The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. The selling shareholders may also sell their shares directly to market makers acting as principals or broker/dealers, who may act as agent or acquire the common stock as a principal. Any broker/dealer participating in such transactions as agent may receive a commission from the selling shareholders; or if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Broker/dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker/dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker/dealer's commitment to the selling shareholders. Brokers/dealers, who acquire shares as principals, may thereafter resell, such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other broker/dealers.

    We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders. We are bearing all costs relating to the registration of the common stock, estimated to be $20,000. The selling shareholders, however, will pay commissions or other fees payable to broker/dealer in connection with any sale of the common stock. The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934, in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may among other things:

    Not engage in any stabilization activities in connection with our common stock;
    Furnish each broker/dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker/dealer; and
    Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934.

    There is no assurance that any of the selling shareholders will sell any or all of the shares offered by them. Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed broker/dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is met. There are no pre-existing contractual agreements for any person to purchase the shares.

    Of the 62,054,600 shares of common stock outstanding as of January 31, 2011, 35,000,000 shares are owned by our sole officer and director.

Dividends

    We have not declared any cash dividends, nor do we intend to do so. We are not subject to any legal restrictions respecting the payment of dividends, except that they may not be paid to render us insolvent. Dividend policy will be based on our cash resources and needs, and it is anticipated that all available cash will be needed for our operations, in the foreseeable future.

Section 15(g) of the Exchange Act

    Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

    Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

    Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

    Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

    Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

    Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

    Rule 15g-9 requires broker-dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker-dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

    We are a development stage corporation and have not yet generated or realized any revenues from our business operations.

    Our auditors have raised substantial doubt as to our ability to continue as an on-going business for the next 12 months. We have not generated any revenue and have begun to develop our website, locate businesses willing to offer significant discounts of their products or services to our registered members.

    To meet our need for cash we raised $40,582 in a private placement offering. We cannot guarantee that since we have begun operations that we will stay in business after twelve months. If we are unable to secure enough businesses of products or services at suitably low pricing or enough registered members willing to buy the products at higher than the price we have negotiated with our businesses, we may quickly use up the proceeds from the offering and will need to find alternative sources, like a second public offering, or a private placement of securities in order for us to maintain our operations. Our sole officer and director is unwilling to loan or advance any additional capital to the Company, except for the costs associated with the preparation and filing of reports with the Securities and Exchange Commission. At the present time, we have not made any arrangements to raise additional cash, other than from our private offering. If we need additional cash and cannot raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. We believe the funds from the offering will be enough to develop our growth strategy for the next 12 months.

    If we need more money we will have to revert to obtaining additional money as described in the above stated paragraph. Other than as described in these two paragraphs, we have no other financing plans.

Plan of Operation

    Our business concept is for Medora to present a daily discount for a niche market item (such as a spa, restaurant, or a tour outing), and if enough people sign up for the deal, the subscribers get the discount. The coupons are sent to the buyers by e-mail.  Conversely, if the quota is not reached, the deal is off, and no one is charged for what they subscribed to buy. If the deal does not work out, the company that Medora was "advertising" through discounted items, and the subscribers will be reimbursed.

    A material challenge to our business operations is getting enough registered members to purchase discounted products from businesses that participate in our program, and in order to achieve this goal we will create incentives for our registered members to inform others of the discounts that businesses are offering on our website. We will encourage our registered members to share news about deals through email, Facebook, and Twitter, and guarantee that if one of our registered members sends our Company link to a friend, and the friend buys a Medora Coupon ("Coupon") within 72 hours, the individual who sent the link will get $10 worth of Medora credits in their account. In addition, if a user sends a referral to a friend, who then subscribes within 72 hours, the person who sent the referral will get $10 worth of Medora credits in their account when their friend buys their first deal with Medora. If we are unable to locate businesses or fail to generate enough traffic to our website it may have a material impact on our revenues or income or may result in our liquidity decreasing.

    We plan to implement our business operations by finding local restaurants, spas, or other businesses that are willing to provide large discounts if their name is spread to a number of new registered members. Our Company advertises the business by offering coupons online, and then taking a portion of the money spent on each coupon. At this time, our President has approached several local businesses in Kingston, Jamaica that are willing to participate in the group buying program prepared by the Company. However, no formal agreements have been signed with any business at this moment. We believe that if the local economy in Jamaica is struggling, businesses we target to offer discounts for our program may be more inclined to participate in order to generate more business. However, if the local economy in Jamaica deteriorates extensively there may be few businesses in Jamaica who have the goods and services to participate in our program. In addition, some participating businesses in Jamaica may only operate their businesses during certain seasons, which may impede our ability to implement our business operations.

    Our business concept seeks to target the service and tourism sector. We believe that our concept is attractive in both a growing and shrinking economy because it allows our registered members access to daily discounts by participating businesses who have the opportunity to generate more income through increased sales. Our concept allows businesses to generate more income and consumers to save more money.

    In both a growing and shrinking economy we anticipate that businesses will use our program as a marketing tool and to generate income from repeat customers. Additionally, registered members will likely prefer to receive a discount whether the economic environment is positive or negative.

    However, the local Jamaican economy may be volatile because it is dependent on tourism. Any signs of decline in tourist visits could directly cause local businesses to slow down business operations or go bankrupt which would directly affect the number of businesses able to participate in offering large discounts of their goods and services in exchange for bulk sales. With fewer visitors to the local Jamaican economy there will likely be fewer registered members to our website, and if this is the case it will directly affect the businesses being able to meet their thresholds set for group buyers. A slowdown in the local economy may impact our short term liquidity.

    To help prevent liquidity concerns, Medora will have to also target businesses that will have offerings of goods and services that will be attractive to the local community and not dependant on tourists. Having businesses that have offerings that are attractive enough to generate local people to be registered members to our website will increase our Company's exposure and will address our long-term liquidity concerns.

    We anticipate that we will meet our ongoing cash requirements through generating limited revenue, equity or debt financing. We estimate that our expenditures over the next 12 months (beginning December 2010) will be approximately $230,000 as described in the table below. These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.

Description	Estimated Completion Date	Estimated Expenses ($)
Legal	12 months	30,000
Beta testing and servicing costs	January 15, 2011	25,000
Marketing and advertising	January 1, 2011and ongoing	5,000 - 10,000
Investor relations and capital raising	12 months	10,000
***Management costs	12 months	10,000
**Salaries	February 15, 2011	18,000
Fixed asset purchases for technology center	12 months	25,000
*Operating costs and general and administrative expenses	12 months	45,000

**Consulting fees	12 months	12,000

Accounting fees	12 months	45,000
Total	12 months	230,000

    *Operating costs and general and administrative expenses are the costs which we will incur with our day to day business. These include such things as rent, phone, utilities, leaseholds, salaries, insurance and licenses.

    **Salaries will be paid to future employees who will assist the Company with its sales and marketing efforts. Consulting fees will be paid to any outside consultant that the Company needs to bring in for any form of special expertise not possessed by the sole officer and director of the Company.

    ***Management costs will be any costs associated to paying any future manager who will assist with the overseeing of the running of the business and who will be responsible for supervising the sales and marketing efforts.

    Our specific goal is to profitably sell discounted products and services to our registered members on our Internet website by allowing the public to buy group coupons for local restaurants, hotels, spas, tourist attractions and bars in Jamaica. Our web developers did not finish all aspects of our website in the time frame that was originally planned due to the complex nature associated with creating an operational collective buying website. Starting on January 1, 2011, we intend to accomplish our goals within the next 3 months by completing the following steps:

  Immediately begin to establish our office by leasing premises and acquire the equipment required to begin sales. Our web developers had to meet the following requirements which complex nature contributed to the delay in developing and beta testing our website until the end of January 2011:

Tech Specification:

  Develop the Magento Shopping Cart for purchases (Zend Framework);
  Support Linux Hosting (LAMP Environment);
  100% customizable source code; and

General Features:

  Referral System;
  Daily Deals Email Subscription for multiple mities;
  Social Media: Deal sharing through Facebook and Twitter;
  Email/Invite a friend option;
  Paypal : Void the authorization, if the deal is not completed.
  Google Maps integration for businesses;
  One-page easy shopping cart system;
  Integrated with PayPal merchant Gateway by default;
  Recently closed deals can be viewed in a separate page;
  Ability to place the deals in advance;
  User account page with purchase history and account overview details with the ability to manage shipping addresses, password changes, and print invoices;
  Shopping Cart can be integrated with SSL certificates;
  Ability to add more pages using the backend system;
  Support all languages;
  Ability to add "Discuss the Deal" section for required deals;
  Follow links for facebook, twitter, linkedin;
  Gift to friend - Deals can be bought for a friend;

Additional Features:

  User friendly Magento Admin Panel with secure Login;
  Multiple admin accounts that can be created with different privileges;
  Unlimited number of cities or locations can be added with different deals;
  Create new deals in advance;
  Easy-to-use daily deals module in which the admin can specify start/end time, deal dates, and minimum and maximum purchase requirements;
  Ability to view all the user details and purchases;
  Once the deal closes, users will not be able to purchase more deals;
  Functional reporting system; and
  Recent deals can be added through the administrator module;

  At this time, we have consulted with our web developers and taken the necessary steps to confirm that our website is currently being beta tested. We anticipate that our website will be live by the first week of February. We will now begin to look at hiring commissioned sales staff to start marketing our website to merchants in order to initially keep costs down. Once we accumulate sales we will consider hiring full time staff around April 15, 2011 which we believe will cost approximately $2,000 per month. Our sole officer and director will handle our administrative duties. We expect to spend $2,000 to $5,000 for our office premises to be operational. We have begun our website development and have retained a website developer to create a state of the art website to promote our products. We expect to spend $15,000 for the website which will include graphics, back-end database, shopping cart, interactive links with Facebook and Twitter, search engine optimization, and links from our site.

  Marketing and advertising will be focused on promoting our website and products. The advertising campaign may also include the design and printing of various sales materials. As soon as our website is beta tested around the end of January 2011, we intend to begin marketing our website around March 1, 2011 through Google, Facebook, and Twitter with an initial budget of about $5,000 will be spent on these mediums. Additionally, we will market through traditional sources such as advertising in magazines, billboards, telephone directories and preparing and sending out flyers and mailers both through the regular mail and via email. Advertising and promotion will be an ongoing effort but the initial cost of developing the campaign is estimated to cost $5,000 to $10,000.

    We anticipate that we will generate revenue as soon as we are able to offer group discounted coupons for products/services for sale on our website by the middle of March 2011. This will happen once we negotiate agreements with one or two businesses of products/services. We plan to be profitable within 12 months of signing the contracts with the businesses. We are not going to buy or sell any plant or significant equipment during the next twelve months.

    We intend to meet our cash requirements for the short term by generating limited revenue and the next 12 months through a combination of debt financing and equity financing by way of private placements. We currently do not have any arrangements or commitments in place to complete any private placement financings and there is no assurance that we will be successful in completing any such financings on terms that will be acceptable to us.

    If we are not able to raise the full $230,000 to implement our business plan as anticipated, we will scale our business development in line with available capital. Our primary priority will be to retain our reporting status with the SEC which means that we will first ensure that we have sufficient capital to cover our legal and accounting expenses. Once these costs are accounted for, in accordance with how much financing we are able to secure, we will focus on market awareness, testing and servicing costs as well as marketing and advertising to social media marketing websites. We will likely not expend funds on the remainder of our planned activities unless we have the required capital.

    If we are able to raise the required funds to fully implement our business plan, we plan to implement the below business actions in the order provided below. If we are not able to raise all required funds, we will prioritize our corporate activities as chronologically laid out below because the activity which needs to be undertaken in the initial months is prerequisite for future operations. We anticipate that the implementation of our business will occur as follows:

December 2010 to June 2011

  Beta Testing of the website
  Complete design of the website
  Design marketing materials
  Complete Legal Agreements for the Businesses
  Begin Marketing the Company's website to potential businesses wanting to offer discounts for their products and services
  Complete certain asset purchases such as dedicated servers, and computer equipment.
  Market Company on Social Media websites as Facebook and Twitter.

July 2011 to December 2011

  If initial launch is successful in one city, expand the concept to other cities in Jamaica.
  Hire additional marketing and sales staff.
  Attend trade shows
  Market products to hotels and resorts, pubs, restaurants, spas throughout the designated cities.
  Hire personnel to manage the technical aspects of the website and the daily offerings.
  Hire in house accounting staff to manage the fulfillments of the transactions.
  Purchase additional assets such as vehicles for sales calls.

    Our concept is to utilize collective buying to get a daily deal on local goods and services. Medora plans to bring buyers and sellers together in a collaborative way that offers the consumer competitive prices and businesses a large number of new customers. By promising businesses a minimum number of customers, we can offer attractive deals with competitive prices. We plan to save consumers money and in return to generate more revenue for the businesses we feature.

Limited operating history; need for additional capital

    There is no historical financial information about us upon which to base an evaluation of our performance. We are a start-up (development stage) company and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

    To become profitable and competitive, we have to locate and negotiate agreements with established businesses to offer their products/services for sale to us at pricing that will enable us to establish and sell the products/services to our clientele.

    We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to our existing stockholder.

Results of operations

From Inception on May 6, 2010 to October 31, 2010

    During the period we incorporated the company, hired the attorney, and hired the auditor for the preparation of this registration statement. We have prepared an internal business plan. We have reserved the domain name www.medoracorp.com and begun the development of our website. Our net loss since inception is $20,663 as a result of incurring expenses of $8,424 for consulting fees, $7,040 for accounting fees, $3,594 for legal fees and $1,605 for general and administrative and other expenses as they relate to the filing of this registration statement.

    At inception, we sold 35,000,000 shares of common stock to our former sole officer and director, Dr. Jehovan Owayne Fairclough for approximately $7,000. On June 10, 2010, Dr. Fairclough appointed Craig McKenzie as his replacement by way of board resolution as the president, chief executive officer, chief financial officer, treasurer, secretary and sole member of the board of directors. On June 10, 2010, Dr. Jehovan Fairclough resigned as the president, chief executive officer, chief financial officer, treasurer, secretary and sole member of the board of directors and sold Craig McKenzie his 35,000,000 shares of common stock for $7,000 in a private transaction.

    These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act"). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the foregoing investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

    During the period from May 6, 2010 (inception) to October 31, 2010, we sold 27,054,600 shares of our common stock at $0.0015 per share for a total of $40,582 to forty two (42) investors.

    We issued these shares in reliance on the safe harbor provided by Regulation S promulgated under the Securities Act of 1933, as amended.  These investors who received the securities represented and warranted that they are not "U.S. Persons" as defined in Regulation S. In the alternative, the issuance of these shares was exempt from registration pursuant to Section 4(2) of the Securities Act. We made this determination based on the representations of the  Shareholders which included, in pertinent part, that such shareholders were either (a) "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the Shareholders understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Lack of Revenues

    We have limited operational history. From our inception on May 6, 2010 to October 31, 2010 we did not generate any revenues. We anticipate that we will incur substantial losses for the foreseeable future and our ability to generate any revenues in the next 12 months continues to be uncertain.

Expenses

    For the period from May 6, 2010 (inception) to October 31, 2010 our expenses were as follows:

Type of Expense	($)
General and administrative	1,605
Professional fees	19,058

    During the period from May 6, 2010 (inception) to October 31, 2010 our total expenses were $20,663.

Net Loss

    For the period from May 6, 2010 (inception) to October 31, 2010 we incurred a net loss of $20,663.

    On August 30, 2010, we completed our private placement offering by selling an additional 13,008,667 shares of our common stock at $0.0015 per share for a total of $19,513 to twenty (20) investors. We issued these shares in reliance on the safe harbor provided by Regulation S promulgated under the Securities Act of 1933, as amended.  These investors who received the securities represented and warranted that they are not "U.S. Persons" as defined in Regulation S. In the alternative, the issuance of these shares was exempt from registration pursuant to Section 4(2) of the Securities Act. We made this determination based on the representations of the  Shareholders which included, in pertinent part, that such shareholders were either (a) "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the Shareholders understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Liquidity and capital resources

    As of the date of this prospectus, we have yet to generate any revenues from our business operations.

    As of October 31, 2010, our total assets were $21,853 comprised entirely of cash and our total liabilities were $1,540 comprised of trade accounts payable.

    In May 2010, we executed a consulting agreement whereby we agreed to pay Executive Consulting Services, (ECS) Group $1,000 per month for the next year. ECS provides administrative, compliance, accounting, and SEC reporting support for the operations of the Company. Administrative duties include maintaining compliance with regulatory agencies such as Nevada Secretary of State and the Securities and Exchange Commission, maintaining the Corporate Minute Book, is the Company's bookkeeper, and is an EDGAR/IDEA filing service. Additionally, ECS acts as liaison between the Company's president and auditor, legal counsel, transfer agent, registered agent and the SEC. Upon SEC effectiveness, ECS will continue to provide administrative and compliance support especially as it relates to the preparation of financial statements and reports on Form 10-Q, 10-K and 8-K.

    We anticipate that we will meet our ongoing cash requirements through generating limited revenue, equity or debt financing. We estimate that our expenditures over the next 12 months (beginning December 2010) will be approximately $230,000. These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.

    Our specific goal is to profitably sell discounted products and services to our registered members, or those people who sign up with us on our website will be deemed a registered member, by allowing the public to buy group coupons for local restaurants, hotels, spas, tourist attractions and bars in Jamaica.

    We anticipate that we will generate revenue as soon as we are able to offer group discounted coupons for products/services for sale on our website by the middle of March 2011. This will happen once we negotiate agreements with one or two businesses of products/services. We plan to be profitable within 12 months of signing the contracts with the businesses. We are not going to buy or sell any plant or significant equipment during the next twelve months.

    We intend to meet our cash requirements for the short term by generating limited revenue and the next 12 months through a combination of debt financing and equity financing by way of private placements. We currently do not have any arrangements or commitments in place to complete any private placement financings and there is no assurance that we will be successful in completing any such financings on terms that will be acceptable to us.

    If we are not able to raise the full $230,000 to implement our business plan as anticipated, we will scale our business development in line with available capital. Our primary priority will be to retain our reporting status with the SEC which means that we will first ensure that we have sufficient capital to cover our legal and accounting expenses. Once these costs are accounted for, in accordance with how much financing we are able to secure, we will focus on market awareness, testing and servicing costs as well as marketing and advertising to social media marketing websites. We will likely not expend funds on the remainder of our planned activities unless we have the required capital.

BUSINESS

General

    We were incorporated in the State of Nevada on May 6, 2010. Our business plan is to engage in electronic commerce ("ecommerce") through our website, which is a collective buying site. Our target focus is to provide significant discounts to our registered members by allowing them to buy group coupons for local restaurants, hotels, spas, tourist attractions and bars in Jamaica. In return, our businesses are able to sell a large amount of goods or services and market their business to numerous customers. To date, we have begun operations but have yet to generate any revenues. We have reserved a domain name for the company at www.medoracorp.com and our webmasters have begun designing our website.

    At this time our sole officer and director is responsible for constructing, operating and maintaining our web site. Additionally, he will be responsible for finding businesses that are willing to provide large discounts if we agree to sell their merchandise to a large number of new customers. Our sole officer and director and commissioned sales staff will focus on advertising coupons of the participating businesses online to promote sales and facilitate buying on our website.

    We maintain our statutory registered agent's office at Nevada Corporate Headquarter, 101 Convention Center Drive, Suite 700 Las Vegas, Nevada 89109 and our mailing address and business office is located at 7 Wareham Road, Kingston, Jamaica, West Indies. Our telephone number is 876-775-6074. Craig McKenzie, our president, supplies this office space on a rent-free basis.

Industry Background and Analysis

Social Networking

    We believe social networking is one of the fastest growing industries on the planet. Websites such as Facebook and Twitter have come a long way in only a few years to be household names all over the world. We believe the power of social media has become so prevalent in the last few years, businesses use these websites to help sustain themselves, and in many situations, use these mediums as their primary source of generating revenue. We believe that Facebook and Twitter, as well as many other types of social media websites have become an excellent way of getting a business's message across. We intend to create a Medora customer group on these social media websites to keep registered members informed about discounts businesses are offering on our website.

    We believe the potential of social networking websites is enormous. It is a very popular trend on the internet for users to continually expand their network on these websites. The more people that are on one's network of contacts, the easier it is for them to keep in touch with people, make new friends with similar interests, share media (such as photos and videos), share thoughts, and so on. We intend to rely on social networking as a means of conducting public relations.

Word of Mouth Marketing

    We believe a huge marketing opportunity on the internet is spreading word of mouth, a form of free advertising. We believe the internet has provided the biggest medium to spread word of mouth and social networking sites have been the place where everyone has come together. These days, companies have the capabilities of increased speed at which the message comes across. Bloggers and journalists can post their thoughts and reviews of products, and then people in all corners of the world can read it immediately. We believe the scale of which people can get their message across is also enormous.

    Twitter is a good example of this. If a company wants to release a statement to the media, they can use Twitter as a tool to do it. Afterwards, people can use twitter to respond, and everybody has access to all information as well as the abilities to connect with each other and start forums and conversations. Not only is word of mouth considered free advertising, but we believe it is one of the most powerful advertising tools out there. We intend to implement word of mouth advertising into our business model by creating blogs where past registered members can review products or services they bought and educated other prospective buyers.

Loyalty Marketing

    Loyalty marketing is based on strategic management. It is the approach to marketing in which a company offers incentives to customers in order to generate and maintain business revenue. Incentives can be in the form of coupons, discounts, repeat sales incentives, and multiple item sales incentives (such as buy 2 get 1 free). The subjective assessment by the customer of whether or not to purchase a product or service is ultimately based on their sense of value the product has, which many times are due to the incentive being offered.

    The concept of loyalty marketing has been prevalent in all industries for almost a century, but in the 1980's and 1990's it started to explode in many forms and in and of itself became an industry. In 1981, Airline Corporations launched the first scale modern "loyalty marketing program" with their Frequent Flyer Program. This model allows customers who fly often to eventually receive gifts, discounts, free flights, or upgraded seats. The entire concept was designed to retain customers and not have them switch to other airlines. Within a few years, almost every other airline created their own frequent flyer program. This repeat-business model soon spread to many other industries. The credit card industry uses points systems for frequent users of their cards to eventually redeem points for certain gifts. Nowadays, many retailers offer their own credit cards to customers in hopes of obtaining repeat business and offering deals on purchases.

    The business model of loyalty marketing is based on customer satisfaction. Through this method, employees must be trained to obtain specific goals. We believe the quality of the product or service leads to customer satisfaction, which leads to customer loyalty, repeat business, and ultimately profitability. In order to obtain profitability, the satisfaction level of the customer should be high enough to tell their family and friends (word of mouth) and attract new customers. Some companies, have devised plans to not only offer incentives to buy its products through its website, but also additional incentives to refer their friends to the products. We intend to implement the concept of loyalty marketing into our business model by offering these incentives to our customers to refer friends to the products in our website.

The Team Buying Concept

    The team buying concept, known in Chinese as Tuangou was originated in the People's Republic of China. Several people, sometimes friends, but also possibly strangers connect over the internet. They agree to approach a business of a specified product in order to haggle with the business as a group in order to get discounts. The group agrees to purchase the same item. All parties benefit, as the buyers pay less, while the business benefits by selling multiple items at once. We believe this concept works well in China because of the culture of bargaining and getting discounts on items. This process also has an additional benefit for the shopper, as it is more likely the business can be trusted if more than one buyer can vouch for the particular business, as the buyer may have purchased items from the business in the past, or has researched information about the business. We intend to implement group buying into our business plan. We anticipate that Social Networking, Word of Mouth Marketing, Loyalty Marketing, and Team Buying Marketing will facilitate our marketing strategy by generating traffic and sales to our website. We will reach our registered members and promote our businesses through advertisements that will link to our website on such sites including but not limited to Facebook, and Twitter. These social media sites will be used to locate both businesses and registered members that are interested in a discounted group sales provided by our website. We will be dependent on having traffic that represents both the word of mouth nature of the site, as well as its basis in the online community. We anticipate that Facebook and Twitter will be one of the top promoting sites for our website. We believe that our traffic will rely less heavily on search engines and more on the power of social media.

    We believe Team Buying Marketing coupled with Social Media will allow us to reach customers who will sign up to our website and become registered members and in turn will fuel our business. It is the way of the future and an innovative way of reaching out to many users at once. Friends who post Medora deals on Facebook become our advertisers. We anticipate that we will begin to make profits by attracting repeat customers and offering businesses a new way of tapping into a new demographic of customers being introduced to a particular business by a group of buyers.

Similar Business Models from the United States

    Groupon.com depends on word of mouth and viral marketing. Groupon's concept consists of gathering a certain number of people together to each buy a certain product or service. The product or service up for sale will probably have a significant discount from its original price, usually in the range of 50% off. Due to people's social network, people can inform their friends that there is a deal going on, and from there the world spreads about the deal. If Groupon gathers enough people within a certain amount of time, everybody is able to buy the item at a discounted rate. If enough people do not sign up for the item, nobody gets anything, and nobody is charged for anything. The point at which enough people purchase the item and the deal becomes valid is called the "tipping point."

    Groupon's business model specifies daily deals, so if enough of the item is purchased within one day, everyone who ordered the item would be able to purchase it at the discount rate. An example of how this works would be for an amusement park ticket. Groupon may post that a ticket normally selling for $60 to an amusement park in San Francisco is now selling for $30, and 500 people have to buy it. If the quota of $500 is filled in the specified time (one day), then everybody gets the tickets at the discounted price. If the quota is not filled, then the deal is void. On other websites, there may be a longer time limit or no time limit for the item at all, but the deal will only occur if when the item reaches the specified quota. The Groupon model features daily deals for certain cities and areas within the United States. One of its primary intentions is to help the local economy and help local businesses gain a wider customer base.

    Other competitors to Groupon include LivingSocial, BuyWithMe, MyCityDeal, GroupSwoop, and TownHog. They all feature the same "Daily Deal" business model and have few distinctions. They all claim to be the place with the best deal in town. Each city only has a few deals per day, so it is not as if the customer can pick and choose anything that he or she wants. One distinction that LivingSocial has is the "free link" strategy. In this model, one buyer can send a link to his or her friends to a certain item. If three or more people purchase the item using that link, then that buyer will get the deal for free.

    Since group buying is a relatively new concept in the U.S., as it started with Groupon and other websites in only late 2008. Therefore, the long term results of this concept are yet to be seen, and we cannot currently assure that this concept can sustain itself in the U.S. or Jamaica.

Our Operations and Strategies

Business Model

    We intend to find local restaurants, spas, or other businesses that are willing to provide large discounts if their products are sold to a large amount of customers. Our Company advertises the business by offering the coupons online, and takes a portion of the money spent on them. Our major expenses will be related to marketing to the social media websites and brand awareness marketing campaigns. Our revenues will be directly related to the success of these marketing dollars and if traffic will be generated to our site, we believe that retaining a percentage of all the sales will result in revenues and potential profitability. At this time, our President has approached several local businesses in Kingston, Jamaica that are willing to participate in the group buying program prepared by the Company. However, no formal agreements have been signed with any business at this moment.

    Our concept is that every day, Medora will present a discount for a niche market item (such as a spa, restaurant, or a paintball outing), and if enough people sign up for the deal, they get the discount. The coupons are sent to the buyers by e-mail.  Conversely, if the quota is not reached, the deal is off, and no one is charged for what they promised to buy. Of course, if the deal doesn't work out, the company that Medora was "advertising" through the discounts, and the people who signed up to buy them will be reimbursed.

    The success of each deal relies on getting enough people to sign up, and in order to achieve this goal we will create some incentives for our subscribers to spread the word about the discounts they offer. Medora will encourage its registered members to share news about deals through email, Facebook, and Twitter, and promises that if one of their users sends our Company link to a friend, and the friend buys a Medora Coupon (coupon) within 72 hours, the one who sent the link will get $10 worth of Medora credits in their account. Also, if a user sends a referral to a friend, who then subscribes within 72 hours, the person who sent the referral will get $10 worth of Medora credits in their account when their friend buys their first deal with Medora.

    By promising businesses a minimum number of customers, we can offer deals that aren't available elsewhere.

    We plans to bring buyers and sellers together in a fun and collaborative way that offers the consumer an unbeatable deal, and businesses a large number of new customers. The plan is to save consumers more money and in return to generate more revenue for the businesses we feature. We plan to establish standard contracts or arrangements for participating businesses and terms of use for participating consumers at the end of December, once our beta tests are complete.

    At this time we are not aware of any existing or probable governmental regulations which may have a material adverse effect on our business operations. If governmental regulations arise which impede our ability to conduct our business operations we may have to limit our business plan or cease operations.

    We believe that we can implement our current business plan with our sole officer and director contributing fifteen (15) hours a week. In addition, we intend to hire additional employees upon generating limited revenue.

The Group Buying Concept

    The concept of group buying is becoming one of the fastest marketing channels for local businesses. Since the success of the site groupon.com the concept has been taking off. Since Groupon is only available in a number of cities, there is a definite unmet demand available in cities in Jamaica not offered by our competition.

    Group buying works by offering unbeatable deals to local customers on products or services (from 50-90% off). The catch is that a minimum number of people need to sign up for the deal to go through. If enough people buy, the deal is on! Otherwise, nobody gets the deal.

    A coupon number and barcode is given to each customer after a deal goes through. Each coupon has an ID that is shown in the businesses customer account, which is then used for verification).

    To begin, we intend to begin selling deep discounted deals for items available in the cities of Montego Bay, Ocho Rios, and with a focus on Kingston, Jamaica market. Kingston is the capital of Jamaica and also its largest city. As the site grows, and traffic increases, we plan to take it to other cities and towns of Jamaica.

Website

    Our webmasters are currently developing our website. It is anticipated that our website will be ready for beta tests around the end of January. Once the site is tested it will be ready for launch and only at this point can we begin bringing in any revenues. Due to the necessary security precautions required to protect the information of our customers it is anticipated that the costs associated in creating our website will be initially around $15,000 which will be paid through the capital currently in our account and if necessary, additional private placement offerings of our securities. Our dependence on the Internet is crucial as without it we would not be able to generate any traffic and in turn generate any revenues. In addition, without the Internet we would not be able to securely transmit any credit card numbers by SSL directly to a secure payment process and at no time will credit card information be stored on any third party servers.

    We intend to create a very simple website for the consumer to use. We plan for the text to be very large and easy to read. Posted deals will likely have large text, accompanied by enticing pictures. Under the link, we plan to give a short description of the deal. If the link to the deal is clicked, we intend to include the following in the description:

  Multiple pictures and possibly video of the deal being offered
  A detailed description of the offer
  The original price of the item being offered
  The amount of the discount of the offered deal
  The amount saved by using this coupon
  The total number of minimum purchases needed to ensure the deal is valid
  The amount of purchases so far
  A link that can be clicked to send this offer to one's friends and family
  A countdown timer until the exact deadline of the deal
  A very large "BUY" button to purchase the item
  Links to Facebook and Twitter to tell one's friends about the offer
  A map of where the item can be picked up
  Additional deals in the specified area
  A secured site allowing individuals to purchase items using their credit cards and debit cards.

    After the item is purchased using a credit or debit card, we plan to prompt the user to print out the details, so the item can be picked up at the specified location. Additionally, there will likely be a bar code that is printed out. In many cases, the item being offered is a service, rather than a specific good. In that case, one may need to travel to the location to redeem their voucher, which may be used at a later time. The item purchased doesn't need to be redeemed on the same day, but we plan to set a time limit specified by the business.

    Since the company's business model is intended to help the local economy, everything being sold on the website would have to be redeemed in person, instead of purchasing online and receiving goods through the mail. This prevents wholesalers and businesses who already sell items in bulk from using this website as a tool to sell their goods. We believe the website is a means to help spur the local retail economy. We believe that after the sale is made, the local retailer has a much wider customer base from which repeat sales of their products is likely. This can be in the form of another discount deal or direct customer contact to the business.

Social Aspect of the Website

    One aspect of the website that we intend to implement is its social aspect. We believe that people who purchase items online for deep discounts will probably be repeat customers. Many of the items offered will likely be restaurant deals, spa deals, and places where people can go to be active in the community and socialize. Therefore, it is probable that a new community of common users is being created. We intend to have a "Socialize" button on the website, so buyers can get in touch with other buyers, and possibly use the deal together.

    We plan to not share contact information of users with anybody, including businesses and other users. We intend to set up a personal account on the website with a personal inbox that users will be able to get in touch with other users. Initially, users can post items on the website forum, and after that, we will likely be able to contact people personally on their company inbox. Additionally, we plan to have users create a "network" of friends such as the Facebook model, in order to get in touch with each other, and see if their friends are going to purchase the deal.

Sales and Marketing Strategy

Marketing Approach

    We believe it is very important for us to generate a lot of website traffic. If enough people do not come to the website, it will be impossible for the company to survive. Enough people need to make purchases on the website in order for our business to be successful. Both businesses and customers alike need to be aware of the website's existence. Customers will only be aware of its existence if good deals are available from trusted businesses. Businesses will only be interested in using us as a medium if enough website traffic is generated. However, there will be no risk to the business if the minimum is not reached, and the brand name generated some interest.

    We refer to businesses as those who are willing to offer a minimum discount of at least 50% of their goods or services to the registered members of our website. These businesses will share their profits with us and will gain exposure of our group buying concept. Additionally, we refer our customers as those people who are willing to register as a member on our website and who wish to receive daily updates to buy a product or service at a discount from businesses offering their product or service on our website.

    At the beginning of the launch of the website, there may not be much traffic, so we intend to set minimum purchases at a low level. For example, the minimum purchase level may be at 50 participants in order for the deal to be valid. As more website traffic is created, the threshold may increase to 300 participants that must purchase the deal in order for it to be valid.

Marketing Channels

    As internet-generated group buying is not a common theme currently in Jamaica, we plan to aggressively market this concept to both businesses and potential registered members . We plan to take a bilateral approach to its marketing plan. It is important for the sales team to get across the message of "risk free" participation. If the deals do not reach validity, then the business still had a method of free advertising. Additionally, if a deal does reach validity, registered members are likely to use this business repeatedly. In order for the Company to get in touch with various businesses willing to offer their goods and services, we intend to use the following channels:

  Trade Shows - This is a highly effective medium, allowing the company to showcase itself, its abilities, and its potential. Here it can make contact with local retailers and people involved in local industry.

  Telephone solicitations - Our telephone solicitation concept is very unique, and is an effective marketing tool. Since the business is not at risk and is able to market its name, it can only benefit the business to post a deal even if it doesn't become valid.

  E-mail solicitations - We will use email as a way of becoming known in the community. The Company will use software specifically designed to arrive in a business's email inbox and not in its spam box.

  Personal visits from sales representatives - This is a method that will be highly effective, especially in Jamaica. A van will be utilized for the sole use of the sales representatives. The company believes that will allow for efficiency, smooth operation, and put itself in direct contact with the businesses and major decision-makers.

  Website - The website will have a section specifically designed for business accounts.

  Traditional Advertising - Magazine and newspaper advertising is an effective way of reaching an audience that is involved in specific industries

    As for customers, the company will rely on the following channels:

  Traditional Advertising - Billboards, magazine, and newspaper advertisement will be a popular way of "getting the world out" to the public

  Google Ads - This is a very effective way of advertising on the internet

  Word of Mouth - This is the most important channel to ensure survival of the company. If people are satisfied with the products, prices, values, companies they deal with, and customer service, then they are likely to tell other people about it.
  Facebook and Twitter - We will try to forge relationships with social networking websites and try to spread the world through this method. Additionally, the company can advertise through these websites.
  Viral Marketing - This is an effective way of getting the company's brand name out, and ensuring people will tell their friends about it. The company may use a marketing agency specifically designed in brand awareness to help accomplish this goal.

Pricing Strategies

    At the launch of our website, traffic may be very low, so discounted offers will likely be at least maintained for example at 50% off the original price. As the site grows and word of mouth spreads about group buying, the company may be able to get higher discounts larger, than 50%. In order for that to happen, there must be traffic of several thousand customers a day, where a percentage of those will actually purchase the item being offered.

    At the beginning, we intend to set a low commission taken by sales from our website, in order to get businesses to post offers on our website. The standard commission in this industry in the U.S. is 50% of the price of the deal after the discount. For example, if the original price of an item is $100, and the discount is $50, then the group buying website's cut is a negotiated percentage of that amount, which may be as high as half of the discounted price. In order for the business to make any profit from this, they have to sell a very large quantity of items. Additionally, the business must realize that it had widened its customer base, and if the registered members are satisfied, they may be repeat customers.

Tourism Deals

    We recognize that one of Jamaica's largest industries is tourism from North America, South America, and Europe. Therefore, we plan to form partner alliances with travel agencies in Jamaica that offer deals to the island. In order for us to do this, we may have to also find partners with other group buying websites in the U.S. to market the deals to customers that we find. In the future, we will try to achieve the status of a "deal of the day website" of travel packages to Jamaica.

Free Link Strategy

    The company intends to employ the strategy of "free links" to its website. Under this strategy, we will allow customers who notify several of their friends about the deal to receive the deal for a huge discount or even possibly free. For our website, if three or more customers arrive at the website through the link of their friend, they will receive the deal for free. We intend to use this strategy from the beginning. This is an aggressive marketing tactic that will encourage buyers to notify their friends of the deal, and will possibly help secure hundreds upon hundreds of customers each day. Under this strategy, customers with more social capital will be able to capitalize on many free or heavily discounted deals.

Frequent Loyalty Card

    We also intend to use the strategy of a "frequent loyalty card" in our marketing program. This will be similar to a frequent flyer card program for an airline. Under this approach, anytime a customer purchases items on our website they will gather points. When the customer accumulates a certain amount of points, they will be able to redeem the points for certain gifts, discounted deals, or even deals for free. The more the customer spends on purchases, the more points they will accumulate. Also, if they link their friends to the website, they will accumulate even more points. A number will be attached to the card, and the card number will be saved on the website when the user is logged in. With the use of a frequent loyalty card, customers with larger social networks will be able to capitalize on more great deals.

Company Goals

    We have a number of goals for our short term and long term future. Since we are entering the market with limited competition in Kingston and other cities in Jamaica, we believe we will have a huge branding advantage to any other competitor who plans to enter the market afterward. If we become successful, we anticipate that Medora could become synonymous with group buying just as Groupon is in the U.S. If the concept of group buying is successful and sustains itself well in Jamaica, then we may enjoy similar advantages that Groupon has, and may achieve the status of "household name" in Kingston and possibly throughout Jamaica.

Competitive Advantages

    We believe we have a number of competitive advantages in the Jamaican market. First and foremost, there are few websites of our kind focusing on deals of the day in the aforementioned cities. Since the concepts of group buying and deals of the day are relatively new in the western hemisphere, it may take a while for any competitor to try and play catch up. We believe another major competitive advantage of ours is going to be its aggressive marketing and sales strategy. We plan to use everything in our power and most of our resources towards building our brand image through word of mouth, social networks, and other forms of advertising. We believe the use of Facebook and Twitter links will also be a large aid to our success.

MANAGEMENT

    Our sole officer and director serve until his successor is elected and qualified. Our officer is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

    The name, age and position of our sole officer and director is set forth below:

Name and Address	Age	Position(s)
Craig McKenzie	29	President, Principal Executive Officer, Principal
7 Wareham Road		Financial Officer, Principal Accounting Officer
Kingston, Jamaica, W.I.		Secretary, Treasurer and sole member of the
Board of Directors

    All directors have a term of office expiring at the next annual general meeting of our company, unless re-elected or earlier vacated in accordance with our Bylaws. All officers have a term of office lasting until their removal or replacement by the board of directors.

Background of Our Sole Officer and Director

    On June 10, 2010, Mr. Craig McKenzie was appointed president, principal accounting officer, principal executive officer, principal financial officer, secretary, treasurer and sole member of our board of directors. From February 2003 to present, Mr. McKenzie has served as a Level 3 and Level 4 Technical Assistant with The Ministry of Health / National Blood Transfusion Service, of Kingston, Jamaica. His responsibilities include Blood component preparation, distribution, inventory, preparation of daily and monthly statistics, and to assist Medical Technologists.

    None of the companies referred to above are parents, subsidiary corporations or other affiliates of Medora Corp.

During the past ten years, Mr. McKenzie has not been the subject of the following events:

1. A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2. Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3. The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii) Engaging in any type of business practice; or

iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4. The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5. Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6. Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7. Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i) Any Federal or State securities or commodities law or regulation; or

ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8. Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Audit Committee Financial Expert

    We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have just started our operations and have yet to generate any revenues, at the present time, we believe the services of a financial expert are not warranted.

EXECUTIVE COMPENSATION

    The following table sets forth the compensation paid by us from May 6, 2010 (inception) through July 31, 2010 for our sole officer. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers.

EXECUTIVE OFFICER COMPENSATION TABLE

						Non-	Nonqualified
						Equity	Deferred	All
Name						Incentive	Compensa-	Other
and				Stock	Option	Plan	tion	Compen-
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	sation	Total
Position	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Craig McKenzie	2010	0	0	0	0	0	0	0	0
President and Director	2009	0	0	0	0	0	0	0	0
	2008	0	0	0	0	0	0	0	0

    We have no employment agreements with our sole officer. We do not contemplate entering into any employment agreements until such time as we begin profitable operations and generate revenue.

    The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers.

    There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Compensation of Directors

    The member of our board of directors is not compensated for his services as a director. The board has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts.

DIRECTOR'S COMPENSATION TABLE

Fees
Earned	Nonqualified
or	Non-Equity	Deferred
Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Craig McKenzie	2010	0	0	0	0	0	0	0	0
President and Director

Employment Contracts

    We have no employment contracts with any of our officers.

Long-Term Incentive Plan Awards

    We do not have any long-term incentive plans.

Compensation of Directors

    We do not pay our directors any money and we have no plans to pay our directors any money in the future.

Indemnification

    Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

    Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL AND SELLING SHAREHOLDERS

    The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole director, officer and key employee, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of her shares and possess sole voting and dispositive power with respect to the shares.

			Number of Shares	Percentage of
		Percentage of	After Offering	Ownership After
	Number of	Ownership	Assuming all of	the Offering
Name and Address	Shares Before	Before the	the Shares are	Assuming all of the
Beneficial Owner	the Offering	Offering	Sold	Shares are Sold
Craig McKenzie [1]	35,000,000	56.38%	35,000,000	56.38%
7 Wareham Road
Kingston, Jamaica, W.I.

All Officers and Directors	35,000,000	56.38%	35,000,000	56.38%
as a Group (1 person)

[1]     The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his stock holdings. Mr. McKenzie is our only "promoter".

Selling Shareholders

    The following table sets forth the name of each selling shareholder, the total number of shares owned prior to the offering, the percentage of shares owned prior to the offering, the number of shares offered, and the percentage of shares owned after the offering, assuming the selling shareholder sells all of his shares and we sell the maximum number of shares.

				Percentage
				of shares
				owned after the
	Total number of	Percentage of	Number of	offering assuming
	shares owned	shares owned	shares being	all of the shares are
Name	prior to offering	prior to offering	offered	sold in the offering
Bernard, Randy [3]	650,000	1.05%	650,000	0%
Boswell, Alciann	650,000	1.05%	650,000	0%
Brackenridge, Jason [1]	650,000	1.05%	650,000	0%
Brackenridge, Noel [2]	690,000	1.11%	690,000	0%
Brown, Dwight	633,333	1.01%	633,333	0%
Brown, Dale	650,000	1.05%	650,000	0%
Brown, Thromo	650,000	1.05%	650,000	0%
Brown, Shane	650,000	1.05%	650,000	0%
Clarke, Karen	650,000	1.05%	650,000	0%
Crooks, Teika	650,000	1.05%	650,000	0%
Daye, Kenisha	616,667	0.99%	616,667	0%
Dickenson, Jermaine	650,000	1.05%	650,000	0%
Eubank, Sanake	650,000	1.05%	650,000	0%
Francis, Claudine	650,000	1.05%	650,000	0%
Goulbourne, Herman	650,000	1.05%	650,000	0%
Gunter,, Jamar	650,000	1.05%	650,000	0%
Hanson, Audrey	562,000	0.91%	562,000	0%
Harris, Garfield	650,000	1.05%	650,000	0%
Heath, Valentine	650,000	1.05%	650,000	0%
Hemmings,Chrisie	652,000	1.05%	650,000	0%
Henry, Devene	650,000	1.05%	652,000	0%
Henry, Damian	650,600	1.05%	650,600	0%
Henry, Harvey	650,000	1.05%	650,000	0%
Hunter, Glenda	650,000	1.05%	650,000	0%
Hunter, Kerene	650,000	1.05%	650,000	0%
James, Cahunda	650,000	1.05%	650,000	0%
Lawrence, Rene	650,000	1.05%	650,000	0%
Livingston, Ricardo [5]	633,333	1.01%	633,333	0%
Livingston, Wayne [6]	633,333	1.01%	633,333	0%
Nagheer, Brenton	650,000	1.05%	650,000	0%
Ormsby, Garon	650,000	1.05%	650,000	0%
Reid, Anthony	650,000	1.05%	650,000	0%
Richards, Rupert	650,000	1.05%	650,000	0%
Robinson, Chadwin	633,333	1.01%	633,333	0%
Rose, Jenifer	650,000	1.05%	650,000	0%
Rose, Petula	650,000	1.05%	650,000	0%
Rottingham, Semone	650,000	1.05%	650,000	0%
Singh, Vecoth	566,668	0.91%	566,668	0%
Taylor, , Debbian [4]	650,000	1.05%	650,000	0%
Taylor, Lafane	650,000	1.05%	650,000	0%
Taylor, Abigail	650,000	1.05%	650,000	0%
Williams, Jodi-Kae	633,333	1.01%	633,333	0%

Total	27,054,600	43.62%	27,054,600	0%

[1]	Jason Brackenridge is the uncle of Noel Brakenridge
[2]	Noel Brackenridge is the nephew of Jason Brakenridge
[3]	Randy Bernard is the son of Debbian Taylor
[4]	Debbian Taylor is the mother of Randy Bernard
[5]	Ricardo Livingston is the son of Wayne Livingston
[6]	Wayne Livingston is the father of Ricardo Livingston

    Each individual named exercised voting and/or dispositive control powers with respect to the shares owned by him.

    We issued these shares in reliance on the safe harbor provided by Regulation S promulgated under the Securities Act of 1933, as amended.  These investors who received the securities represented and warranted that they are not "U.S. Persons" as defined in Regulation S. In the alternative, the issuance of these shares was exempt from registration pursuant to Section 4(2) of the Securities Act. We made this determination based on the representations of the  Shareholders which included, in pertinent part, that such shareholders were either (a) "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the Shareholders understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

    None of the selling shareholders has or has had within the past three years, any position, office, or other material relationship with us or any of our predecessors or affiliates.

    Our officers, directors and employees have not taken and will not take any action to assist selling security holders in their sales efforts.

Future Sales of Shares

    A total of 62,054,600 shares of common stock are issued and outstanding. Of the 62,054,600 restricted shares outstanding, 27,054,600 shares are being offered for sale by the selling shareholders in this offering, which will be immediately resalable without restriction of any kind.

DESCRIPTION OF SECURITIES

Common Stock

    Our authorized capital stock consists of 100,000,000 shares of common stock, $0.00001 par value per share and 100,000,000 shares of preferred stock, $0.00001 par value per share. The holders of our common stock:

*     have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

*     are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

*     do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

*     are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

    The rights evidenced by or amounts payable with respect to the common shares to be registered are, or may be, materially limited or qualified by the rights of our blank check preferred stock. At this time, the rights of our blank check preferred stock have not been determined. However, we anticipate designating rights to our preferred stock in the future. In the event that we designate rights to our preferred stock and issue shares, it will have a higher ranking then our common stock and may provide rights including, but not limited to, (i.) a dividend that has priority over common stock upon liquidation, and (ii.) conversion rights of preferred shares into common shares which will result in a dilutive affect on our common shares.

    All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering are fully paid for and non-assessable. The foregoing is the conclusion of our legal counsel, Anslow & Jaclin. We refer you to the following documents attached hereto or incorporated by reference: (i.) Legality Opinion; (ii.) Articles of Incorporation; and (iii.) Bylaws. In addition, we also refer you to the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Preferred Stock

    We are authorized to issue 100,000,000 shares of preferred stock, $0.00001 par value per share. Currently we have no shares of preferred stock issued and outstanding.

Non-cumulative voting

    Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Cash dividends

    As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-takeover provisions

    There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

    After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

CERTAIN TRANSACTIONS

    Since inception, we sold 35,000,000 shares of common stock to our former sole officer and director, Dr. Jehovan Owayne Fairclough for approximately $7,000. On June 10, 2010, Dr. Fairclough appointed Craig McKenzie as his replacement by way of board resolution as the president, chief executive officer, chief financial officer, treasurer, secretary and sole member of the board of directors. On June 10, 2010, Dr. Jehovan Fairclough resigned as the president, chief executive officer, chief financial officer, treasurer, secretary and sole member of the board of directors and sold Craig McKenzie his 35,000,000 shares of common stock for $7,000 in a private transaction.

    These shares were issued to the foregoing individuals in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act"). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these individuals had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

    We completed our private placement offering by issuing 27,054,600 shares for a total of $40,582 to forty two (42) investors. These shares were issued to the foregoing individuals in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act"). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these individuals had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

LEGAL PROCEEDINGS

    From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

EXPERTS

    Our financial statements for the period from May 6, 2010 (inception) to July 31, 2010, included in this prospectus have been audited by GBH CPAs, PC, 6002 Rogerdale Road, Suite 500, Houston, Texas 77072, telephone (713) 482-0000, as set forth in its report of independent registered public accounting firm included in this prospectus. Its report is given upon its authority as an expert in accounting and auditing.

LEGAL MATTERS

    Anslow & Jaclin, LLP, 195 Route 9 South, Suite 204, Manalapan, New Jersey 07726, telephone (732) 409-1212 has acted as our legal counsel.

FINANCIAL STATEMENTS

    Our fiscal year end is July 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be audited by an independent registered public accounting firm.

    Our financial statements immediately follow:

MEDORA CORP.
(A Development Stage Company)
BALANCE SHEETS (Unaudited)

	October 31,	July 31,
	2010	2010
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$21,853	$23,259
Pre-paid expenses	-	5,000

Total current assets	21,853	28,259

Total assets	$21,853	$28,259

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$1,540	$4,275

Total current liabilities	1,540	4,275

STOCKHOLDERS' EQUITY
Preferred stock, 100,000,000 shares authorized,
$0.00001 par value;
0 shares issued and outstanding	-	-
Common stock, 100,000,000 shares authorized,
$0.00001 par value;
62,054,600 and 49,045,933 shares issued and outstanding	620	490
Additional paid-in capital	40,356	27,604
Deficit accumulated during development stage	(20,663)	(4,110)
Total stockholders' equity	20,313	23,984

Total liabilities and stockholders' equity	$21,853	$28,259

The accompanying notes are an integral part of these financial statements.

MEDORA CORP. (A Development Stage Company) STATEMENTS OF EXPENSES (Unaudited)

	Three Months Ended October 31, 2010	May 6, 2010 (Inception) to October 31, 2010

EXPENSES
Consulting fees	$5,424	$8,424
General and administrative	495	1,605
Legal and accounting fees	10,634	10,634

Total expenses	$16,553	$20,663

Net Loss	$(16,553)	$(20,663)

Basic and diluted loss per common share	$(0.00)

Basic and diluted weighted average number of
common shares outstanding	61,896,798

The accompanying notes are an integral part of these financial statements.

MEDORA CORP.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended October 31, 2010	May 6, 2010 (Inception) to October 31, 2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(16,553)	$(20,663)
Adjustments to reconcile net loss to net cash used in operating activities:
Pre-paid expenses	5,000	-
Accounts payable	(2,735)	1,540
Net cash used in operating activities	(14,288)	(19,123)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	19,513	47,607
Cost of issuance of common stock	(6,631)	(6,631)
Net cash from financing activities	12,882	40,976

Net change in cash and cash equivalents	(1,406)	21,853

Cash and cash equivalents, beginning of period	23,259		-

Cash and cash equivalents, end of period	$21,853	$21,853

SUPPLEMENTAL CASHFLOW DISCLOSURES

Interest paid	$-	$-
Income taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements.

MEDORA CORP.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 1.     BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of Medora Corp. ("Medora" or "Company"), have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commissions, and should be read in conjunction with the audited financial statements and notes thereto contained in Medora's Annual Report filed with the SEC on Form S-1. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosures required in Medora's fiscal 2010 financial statements have been omitted.

NOTE 2.     GOING CONCERN

These financial statements have been prepared on a going concern basis, which implies Medora will continue to meet its obligations and continue its operations for the next fiscal year. Realization value may be substantially different from carrying values as shown and these financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should Medora be unable to continue as a going concern. As of October 31, 2010, Medora has not generated revenues and has accumulated losses of $20,663 since inception. The continuation of Medora as a going concern is dependent upon the continued financial support from its shareholders, the ability of Medora to obtain necessary equity financing to continue operations, and the attainment of profitable operations. These factors raise substantial doubt regarding the Medora's ability to continue as a going concern.

NOTE 3.     STOCKHOLDERS' EQUITY

During August 2010, Medora issued an additional 13,008,667 shares for gross proceeds of $19,513 cash. In conjunction with the issuance of the shares, Medora incurred incremental direct costs of $6,631 which were netted against the portion of the gross proceeds included in additional paid in capital on the accompanying balance sheet.

NOTE 4.     SUBSEQUENT EVENTS

The Company has evaluated subsequent events through January 31, 2010, the date these financial statements were available to be issued, and has determined that there were no subsequent events to recognize or disclose in these financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Medora Corp. (A Development Stage Company)
Kingston, Jamaica, West Indies

We have audited the accompanying balance sheet of Medora Corp. (A Development Stage Company) as of July 31, 2010 and the related statements of expenses, stockholders' equity, and cash flows for the period from May 6, 2010 (inception) to July 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects the financial position of Medora Corp. as of July 31, 2010, and the results of its operations and its cash flows for the period from May 6, 2010 (inception) through July 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, as of July 31, 2010, the Company has an accumulated deficit, limited liquidity and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs for the next twelve month period, which raise substantial doubt about its ability to continue as a going concern.  Management's plans concerning these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas
September 2, 2010

MEDORA CORP.
(A Development Stage Company)
BALANCE SHEET
July 31, 2010

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$23,259
Prepaid expenses	5,000

TOTAL CURRENT ASSETS	28,259

TOTAL ASSETS	$28,259

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$4,275

TOTAL CURRENT LIABILITIES	4,275

COMMITMENTS AND CONTINGENCIES	-

STOCKHOLDERS' EQUITY
Preferred stock, 100,000,000 shares authorized, $0.00001 par value;
0 shares issued and outstanding	-
Common stock, 100,000,000 shares authorized, $0.00001 par value;
49,045,933 shares issued and outstanding	490
Additional paid-in capital	27,604
Deficit accumulated during the development stage	(4,110)
TOTAL STOCKHOLDERS' EQUITY	23,984

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$28,259

The accompanying notes are an integral part of these financial statements.

MEDORA CORP.
(A Development Stage Company)
Statement of Expenses
For the period from May 6, 2010 (inception) to July 31, 2010

EXPENSES
Consulting fees	$3,000
Bank service charges	335
General and administrative	775

Total Expenses	$4,110

NET LOSS	$(4,110)

NET LOSS PER COMMON SHARE, BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING, BASIC AND DILUTED	36,465,752

The accompanying notes are an integral part of these financial statements.

MEDORA CORP.
(A Development Stage Company)
Statement of Stockholders' Equity
For the period from May 6, 2010 (inception) to July 31, 2010

	Common Stock		Additional Paid-in	Deficit Accumulated during the	Total Stockholder's Equity
	Shares	Amount	Capital	Development Stage

Stock issued for cash on May 6, 2010	35,000,000	$350	$6,675	$-	$7,025

Stock issued for cash	14,045,933	140	20,929	-	21,069

Net loss for the period ended July 31, 2010	-	$-	$-	$(4,110)	$(4,110)

Balance, July 31, 2010	49,045,933	$490	$27,604	$(4,110)	$23,984

The accompanying notes are an integral part of these financial statements.

MEDORA CORP. (A Development Stage Company)
Statement of Cash Flows
For the period from May 6, 2010 (inception) to July 31, 2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,110)
Adjustments to reconcile net loss to net cash used in operating activities:
Prepaid expenses	(5,000)
Accounts payable	4,275
Net cash used in operating activities	(4,835)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	28,094
Net cash provided by financing activities	28,094

Increase in cash and cash equivalents	23,259

Cash and cash equivalents, beginning of period	-

Cash and cash equivalents, end of period	$23,259

SUPPLEMENTAL CASH FLOW DISCLOSURES
Interest paid	$-
Income taxes paid	$-

The accompanying notes are an integral part of these financial statements.

MEDORA CORP.
(A Development Stage Company)
Notes to the Financial Statements
Period From May 6, 2010 (Inception)
Through July 31, 2010

Note 1 - Nature of Operations and Summary of Significant Accounting Policies

Nature of Business. Medora Corp. (referred to as the "Company", "Medora") was incorporated in Nevada on May 6, 2010, for the purpose of engaging in ecommerce through our planned website, which will be a group coupon buying website.

Use of Estimates. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Basic and Diluted Earnings (Loss) Per Share. The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an "as if converted" basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the period ended July 31, 2010, there were no potentially dilutive securities outstanding.

Cash and Cash Equivalents. Medora considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Income Taxes: Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company computes a deferred tax asset for net operating losses carried forward. The potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

Recently Issued Accounting Pronouncements. Medora Design does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flow.

Note 2. - Going Concern

These financial statements have been prepared on a going concern basis, which implies Medora will continue to meet its obligations and continue its operations for the next fiscal year. As of July 31, 2010, the Company has an accumulated deficit of $4,110, limited liquidity and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs for the next twelve month period.

MEDORA CORP.
(A Development Stage Company)
Notes to the Financial Statements
Period From May 6, 2010 (Inception)
Through July 31, 2010

Note 2. - Going Concern (continued)

The Company's sole officer and director is unwilling to loan or advance any additional capital to the Company, except for the costs associated with the preparation and filing of reports with the Securities and Exchange Commission ("SEC"). These factors raise substantial doubt regarding the Company's ability to continue as a going concern. The continuation of Medora as a going concern is dependent upon financial support from its stockholders, the ability of Medora to obtain necessary equity financing to continue operations, and the attainment of profitable operations. Realization value may be substantially different from carrying values as shown and these financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should Medora be unable to continue as a going concern.

Note 3. - Stockholders' Equity

On May 6, 2010, Medora issued 35,000,000 common stock shares to its president at $0.0002 per share for approximately $7,000 cash.

During July 2010, Medora issued an additional 14,045,933 shares for a total of $21,069 cash.

Note 4 - Income Taxes

Medora uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. Since inception, Medora incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is $4,110 at July 31, 2010, and will expire in the year 2030.

At July 31, 2010, deferred tax assets consisted of the following:

Deferred tax assets (net operating loss carry-forwards)	$617
Less: valuation allowance	(617)
Net deferred tax asset	$-

MEDORA CORP.
(A Development Stage Company)
Notes to the Financial Statements
Period From May 6, 2010 (Inception)
Through July 31, 2010

Note 5 - Commitments and Contingencies

In May 2010, Medora executed a consulting agreement to pay Executive Consulting Services ("ECS") Group $1,000 per month for the next year. ECS advises Medora on matters relating to administrative and operational matters.

Note 6 - Related Party Transactions

Office services and office space are provided without charge by the sole officer and director of the Company. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein.

Note 7 - Subsequent Events

In accordance with ASC 855, the Company evaluated subsequent events through September 8, 2010, the date these financial statements were available to be issued. With the exception of those matters discussed below, there were no material subsequent events that required recognition or additional disclosure in these financial statements.

During August 2010, Medora issued 13,008,667 shares of our common stock at $0.0015 per share for a total of $19,513 cash.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The estimated expenses of the offering, all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$5
Printing Expenses	$0
Accounting/administrative Fees and Expenses	$14,990
Blue Sky Fees/Expenses	$0
Legal Fees/ Expenses	$5,000
Escrow fees/Expenses	$0
Transfer Agent Fees	$0
Miscellaneous Expenses	$0
TOTAL	$19,995

ITEM 14.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.	Section 5 of the Articles of Incorporation of the company, filed as Exhibit 3.1 to the Registration Statement.
2.	Article VIII of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement.
3.	Nevada Revised Statutes, Chapter 78.

    The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 15.     RECENT SALES OF UNREGISTERED SECURITIES.

    During the last three years, we have sold the following securities which were not registered under the Securities Act of 1933, as amended:

    At inception, we sold 35,000,000 shares of common stock to our former sole officer and director, Dr. Jehovan Owayne Fairclough for approximately $7,000. On June 10, 2010, Dr. Fairclough appointed Craig McKenzie as his replacement by way of board resolution as the president, chief executive officer, chief financial officer, treasurer, secretary and sole member of the board of directors. On June 10, 2010, Dr. Jehovan Fairclough sold Craig McKenzie his 35,000,000 shares of common stock for $7,000 in a private transaction.

    These shares were issued to in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act"). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these individuals had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

    In August 2010, we completed our private placement offering (that commenced in July 2010) by issuing a total of 27,054,600 shares for a total of approximately $40,000.

    We issued these shares in reliance on the safe harbor provided by Regulation S promulgated under the Securities Act of 1933, as amended.  These investors who received the securities represented and warranted that they are not "U.S. Persons" as defined in Regulation S. In the alternative, the issuance of these shares was exempt from registration pursuant to Section 4(2) of the Securities Act. We made this determination based on the representations of the  Shareholders which included, in pertinent part, that such shareholders were either (a) "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the Shareholders understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption there from.

ITEM 16. EXHIBITS.

    The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-K.

Exhibit No.	Document Description

3.1*	Articles of Incorporation

3.2*	Bylaws

4.1*	Specimen Stock Certificate

5.1	Opinion of Anslow and Jaclin, LLP

10.1*	Consulting Agreement

23.1	Consent of GBH CPAs, PC

23.2	Consent of Anslow and Jaclin, LLP, filed as Exhibit 5.1

99.1**	Regulation S - Subscription Agreement

*Previously filed as an exhibit to the Form S-1 Registration Statement filed on September 9, 2010.
**Previously filed as an exhibit to the Form S-1/A-1 Registration Statement filed on October 22, 2010.

ITEM 17.     UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(a) include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) include any additional or changed material information with respect to the plan of distribution.

(2)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)     To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(5)     For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(6)     For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)     For the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (Section 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(8)     For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities:

    The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of this chapter;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C.     To provide to the underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

D.     The undersigned Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form S-1/A-4 Registration Statement and has duly caused this Form S-1/A-4 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Kingston, Jamaica this 19th day of January, 2011.

MEDORA CORP.

BY:	CRAIG MCKENZIE
Craig McKenzie
President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Secretary/Treasurer and sole member of the Board of Directors

    KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Craig McKenzie, as true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Form S-1/A-4 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

CRAIG MCKENZIE	President, Principal Executive Officer, Principal	January 31, 2011
Craig McKenzie	Financial Officer, Principal Accounting Officer, Secretary/Treasurer and sole member of the Board of Directors